Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Second Quarter 2018 Results

•	Strong bookings of $8.7 billion; book-to-bill ratio of 1.31

•	Net sales of $6.6 billion, up 5.5 percent

•	EPS from continuing operations of $2.78, up 47.1 percent

•	Operating cash flow from continuing operations of $1.2 billion

•	Updated full-year 2018 guidance
__________________________________________________________________________________________________

WALTHAM, Mass., (July 26, 2018) - Raytheon Company (NYSE: RTN) today announced net sales for the second quarter 2018 of $6.6 billion, up 5.5 percent compared to $6.3 billion in the second quarter 2017. Second quarter 2018 EPS from continuing operations was $2.78 compared to $1.89 in the second quarter 2017. The increase in the second quarter 2018 EPS from continuing operations was primarily driven by lower taxes associated with tax reform, and the impact of a $1.25 billion pretax discretionary pension contribution that the company will make by September 15, 2018, using cash on hand. This discretionary contribution had a favorable tax-related EPS impact of $0.33 in the second quarter 2018 and was not included in the prior guidance.
“Raytheon delivered strong bookings, sales growth, EPS and cash generation in the second quarter,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “The strength of our bookings and record backlog demonstrate the company is well positioned for future growth.”
Operating cash flow from continuing operations for the second quarter 2018 was $1,156 million compared to $782 million for the second quarter 2017. The increase in operating cash flow from continuing operations in the second quarter 2018 was primarily due to favorable collections and lower net cash taxes.
In the second quarter 2018, the company repurchased 1.9 million shares of common stock for $400 million. Year-to-date 2018, the company repurchased 3.8 million shares of common stock for $800 million.
The company had bookings of $8.7 billion in the second quarter 2018, resulting in a book-to-to bill ratio of 1.31. Second quarter 2017 bookings were $6.5 billion.

Summary Financial Results

	2nd Quarter		%	Six Months		%
($ in millions, except per share data)	2018	2017	Change	2018	2017	Change

Bookings	$8,694	$6,532	33.1%	$15,005	$12,220	22.8%
Net Sales	$6,625	$6,281	5.5%	$12,892	$12,281	5.0%
Income from Continuing Operations attributable to Raytheon Company	$799	$553	44.5%	$1,433	$1,056	35.7%
EPS from Continuing Operations	$2.78	$1.89	47.1%	$4.98	$3.62	37.6%
Operating Cash Flow from Continuing Operations	$1,156	$782		$1,439	$741
Workdays in Fiscal Reporting Calendar	64	64		128	128

Backlog at the end of the second quarter 2018 was a record $39.9 billion, an increase of approximately $3.7 billion or 10.3 percent compared to the end of the second quarter 2017.

Backlog
	Period Ending
($ in millions)	Q2 2018	Q2 2017	2017
Backlog	$39,881	$36,168	$38,210
Outlook
The company has updated its financial outlook for 2018 for operating performance, pension, tax-related and other items. In addition to the impact of the discretionary pension plan contribution discussed above, some of the company’s pension plans purchased a group annuity contract on July 17, 2018 to transfer $923 million of outstanding pension benefit obligations related to certain U.S. retirees and beneficiaries of the company’s previously discontinued operations. In connection with this transaction, the company will recognize an unfavorable non-cash, non-operating pension settlement charge of $288 million pretax, $228 million after tax, in the third quarter 2018 primarily related to the accelerated recognition of actuarial losses in those plans. This will have an estimated unfavorable EPS impact of $0.79 in the third quarter and full-year 2018, and was not included in the prior guidance.
The company also decreased its effective tax rate to reflect the discretionary pension plan contribution and the pension plan annuity transaction discussed above, as well as other tax improvements.
Charts containing additional information on the company’s 2018 outlook are available on the company’s website.

2018 Financial Outlook
	Current	Prior (4/26/18)
Net Sales ($B)	26.7 - 27.2*	26.5 - 27.0
Deferred Revenue Adjustment ($M)	(10)	(10)
Amortization of Acquired Intangibles ($M)	(118)	(118)
FAS/CAS Operating Adjustment ($M)	1,416	1,416
Retirement Benefits Non-service Expense, non-operating ($M)[1]	(1,246)*	(958)
Interest Expense, net ($M)	(180) - (185)	(180) - (185)
Diluted Shares (M)	~287*	287 - 289
Effective Tax Rate[2]	~10.5%*	~18.0%
EPS from Continuing Operations[1,3]	$9.77 - $9.97*	$9.70 - $9.90
Operating Cash Flow from Continuing Operations ($B)[3]	2.6 - 3.0*	3.6 - 4.0
*Denotes change from prior guidance
[1]Some of the company’s pension plans purchased a group annuity contract to transfer $923 million of outstanding pension benefit obligations related to certain U.S. retirees and beneficiaries of the company’s previously discontinued operations. This transaction closed on July 17, 2018. In connection with this transaction, the company will recognize an unfavorable non-cash, non-operating pension settlement charge of $288 million pretax, $228 million after tax, in the third quarter 2018 primarily related to the accelerated recognition of actuarial losses in those plans. This will have an estimated unfavorable EPS impact of $0.79 in the third quarter and full-year 2018. The outlook above reflects this change.

[2]The company decreased its effective tax rate to reflect a) the discretionary pension plan contribution, which had a favorable impact to the 2018 effective tax rate of 310 bps, b) the pension plan annuity transaction, which had a favorable impact to the 2018 effective tax rate of 30 bps, and c) other tax improvements, which had a favorable impact to the 2018 effective tax rate of 410 bps. The outlook above reflects this change.

[3]The company will make a $1.25 billion pretax discretionary pension plan contribution by September 15, 2018. As a result, the company recorded a $95 million net tax benefit in the second quarter of 2018, which had a favorable EPS impact of $0.33. In addition, the company expects to have a net unfavorable impact to 2018 operating cash flow from continuing operations of approximately $1.0 billion, consisting of approximately $250 million of lower cash taxes in the second quarter of 2018 and $1.25 billion for the discretionary pension plan contribution in the third quarter 2018. The outlook above reflects this change.

Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and ForcepointTM.

Integrated Defense Systems
	2nd Quarter			Six Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,514	$1,462	4%	$3,003	$2,860	5%
Operating Income	$262	$245	7%	$535	$457	17%
Operating Margin	17.3%	16.8%		17.8%	16.0%
Integrated Defense Systems (IDS) had second quarter 2018 net sales of $1,514 million, up 4 percent compared to $1,462 million in the second quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales from an international Patriot® program awarded in the first quarter 2018.
IDS recorded $262 million of operating income in the second quarter 2018 compared to $245 million in the second quarter 2017. The increase in operating income for the quarter was primarily driven by a favorable change in program mix and higher net program efficiencies.
During the quarter, IDS booked $329 million to provide advanced Patriot air and missile defense capabilities for Romania; $274 million for the Collins class submarine program for the Royal Australian Navy; $148 million on the Air and Missile Defense Radar (AMDR) program for the U.S. Navy; $95 million on the Multi-Function RF System (MFRFS) program for the U.S. Army; and $83 million for the Barracuda mine neutralization system for the U.S. Navy.

Intelligence, Information and Services
	2nd Quarter			Six Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,687	$1,555	8%	$3,269	$3,062	7%
Operating Income	$128	$115	11%	$245	$226	8%
Operating Margin	7.6%	7.4%		7.5%	7.4%
Intelligence, Information and Services (IIS) had second quarter 2018 net sales of $1,687 million, up 8 percent compared to $1,555 million in the second quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs, the Development, Operations and Maintenance (DOMino) cyber program, and the Air and Space Operations Center Weapon System (AOC WS) program.
IIS recorded $128 million of operating income in the second quarter 2018 compared to $115 million in the second quarter 2017. The increase in operating income for the quarter was primarily driven by a favorable change in program mix.
During the quarter, IIS booked $802 million on a number of classified contracts. IIS also booked $298 million on domestic and foreign training programs in support of Warfighter FOCUS activities.

Missile Systems
	2nd Quarter			Six Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$2,051	$1,901	8%	$3,899	$3,657	7%
Operating Income	$231	$236	(2)%	$443	$452	(2)%
Operating Margin	11.3%	12.4%		11.4%	12.4%
Missile Systems (MS) had second quarter 2018 net sales of $2,051 million, up 8 percent compared to $1,901 million in the second quarter 2017. The increase in net sales for the quarter was primarily driven by higher net sales on classified programs.
MS recorded $231 million of operating income in the second quarter 2018 compared to $236 million in the second quarter 2017. The decrease in operating margin for the quarter was primarily due to a change in mix.
During the quarter, MS booked $933 million for Standard Missile-3 (SM-3®); $237 million for Rolling Airframe Missile (RAM®); $205 million for Tube-launched, Optically-tracked, Wireless-guided (TOW®) missiles; $167 million for Tomahawk; $109 million for Miniature Air Launched Decoy (MALD®); $99 million for Excalibur®; and $78 million for Evolved Seasparrow Missiles (ESSM®). MS also booked $707 million on a number of classified contracts.

Space and Airborne Systems
	2nd Quarter			Six Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$1,605	$1,608	-	$3,173	$3,163	-
Operating Income	$206	$218	(6)%	$399	$408	(2)%
Operating Margin	12.8%	13.6%		12.6%	12.9%

Space and Airborne Systems (SAS) had second quarter 2018 net sales of $1,605 million compared to $1,608 million in the second quarter 2017.
SAS recorded $206 million of operating income in the second quarter 2018 compared to $218 million in the second quarter 2017. The decrease in operating income for the quarter was primarily due to a change in program mix and other performance.
During the quarter, SAS booked $1,121 million on a number of classified contracts.

Forcepoint
	2nd Quarter			Six Months
($ in millions)	2018	2017	% Change	2018	2017	% Change
Net Sales	$148	$138	7%	$289	$282	2%
Operating Income (Loss)	$(8)	$2	NM	$(15)	$18	NM
Operating Margin	(5.4)%	1.4%		(5.2)%	6.4%
NM = Not Meaningful
Forcepoint had second quarter 2018 net sales of $148 million, up 7 percent compared to $138 million in the second quarter 2017.
Forcepoint recorded a loss of $8 million in the second quarter 2018 compared to operating income of $2 million in the second quarter 2017. As expected, the decrease in operating income for the quarter was primarily driven by higher operating costs.
During the quarter, Forcepoint had bookings of $148 million compared to $115 million in the second quarter 2017, an increase of 29 percent.

About Raytheon
Raytheon Company, with 2017 sales of $25 billion and 64,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 96 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5ITM products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.

Conference Call on the Second Quarter 2018 Financial Results
Raytheon’s financial results conference call will be held on Thursday, July 26, 2018 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 270-6057 in the U.S. or (617) 213-8891 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.
Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; the ability to obtain timely U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements, including with respect to the provisional impact of the Tax Cuts and Jobs Act of 2017; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Second Quarter 2018
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Net sales	$6,625	$6,281	$12,892	$12,281
Operating expenses
Cost of sales	4,777	4,521	9,309	8,887
General and administrative expenses	748	705	1,442	1,391
Total operating expenses	5,525	5,226	10,751	10,278
Operating income	1,100	1,055	2,141	2,003
Non-operating (income) expense, net
Retirement benefits non-service expense	238	206	477	413
Interest expense	46	51	93	109
Interest income	(8)	(5)	(15)	(10)
Other (income) expense, net	(3)	35	2	28
Total non-operating (income) expense, net	273	287	557	540
Income from continuing operations before taxes	827	768	1,584	1,463
Federal and foreign income taxes	37	221	170	419
Income from continuing operations	790	547	1,414	1,044
Income (loss) from discontinued operations, net of tax	1	—	—	3
Net income	791	547	1,414	1,047
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(9)	(6)	(19)	(12)
Net income attributable to Raytheon Company	$800	$553	$1,433	$1,059

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.78	$1.90	$4.98	$3.62
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.78	1.90	4.98	3.63

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$2.78	$1.89	$4.98	$3.62
Income (loss) from discontinued operations, net of tax	—	—	—	0.01
Net income	2.78	1.89	4.97	3.63

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$799	$553	$1,433	$1,056
Income (loss) from discontinued operations, net of tax	1	—	—	3
Net income	$800	$553	$1,433	$1,059

Average shares outstanding
Basic	287.3	291.7	287.9	292.1
Diluted	287.6	292.0	288.2	292.4

Attachment B
Raytheon Company
Preliminary Segment Information
Second Quarter 2018
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Integrated Defense Systems	$1,514	$1,462	$262	$245	17.3%	16.8%
Intelligence, Information and Services	1,687	1,555	128	115	7.6%	7.4%
Missile Systems	2,051	1,901	231	236	11.3%	12.4%
Space and Airborne Systems	1,605	1,608	206	218	12.8%	13.6%
Forcepoint	148	138	(8)	2	(5.4)%	1.4%
Eliminations	(376)	(372)	(41)	(37)
Total business segment	6,629	6,292	778	779	11.7%	12.4%
Acquisition Accounting Adjustments	(4)	(11)	(34)	(42)
FAS/CAS Operating Adjustment	—	—	353	315
Corporate	—	—	3	3
Total	$6,625	$6,281	$1,100	$1,055	16.6%	16.8%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Six Months Ended		Six Months Ended		Six Months Ended
	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Integrated Defense Systems	$3,003	$2,860	$535	$457	17.8%	16.0%
Intelligence, Information and Services	3,269	3,062	245	226	7.5%	7.4%
Missile Systems	3,899	3,657	443	452	11.4%	12.4%
Space and Airborne Systems	3,173	3,163	399	408	12.6%	12.9%
Forcepoint	289	282	(15)	18	(5.2)%	6.4%
Eliminations	(733)	(722)	(81)	(74)
Total business segment	12,900	12,302	1,526	1,487	11.8%	12.1%
Acquisition Accounting Adjustments	(8)	(21)	(67)	(84)
FAS/CAS Operating Adjustment	—	—	707	630
Corporate	—	—	(25)	(30)
Total	$12,892	$12,281	$2,141	$2,003	16.6%	16.3%

Attachment C
Raytheon Company
Other Preliminary Information
Second Quarter 2018
(In millions)

Backlog			1-Jul-18	31-Dec-17

Integrated Defense Systems			$10,225	$9,186
Intelligence, Information and Services			6,197	6,503
Missile Systems			13,867	13,426
Space and Airborne Systems			9,138	8,611
Forcepoint			454	484
Total backlog			$39,881	$38,210

	Three Months Ended		Six Months Ended
Bookings	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Total bookings	$8,694	$6,532	$15,005	$12,220

	Three Months Ended		Six Months Ended
General and Administrative Expenses	1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Administrative and selling expenses	$540	$514	$1,068	$1,037
Research and development expenses	208	191	374	354
Total general and administrative expenses	$748	$705	$1,442	$1,391

Cash, Cash Equivalents and Restricted Cash			1-Jul-18	31-Dec-17

Cash and cash equivalents			$3,094	$3,103
Restricted cash			8	12
Total cash, cash equivalents and restricted cash shown in Attachment E			$3,102	$3,115

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Second Quarter 2018
(In millions)

	1-Jul-18	31-Dec-17

Assets
Current assets
Cash and cash equivalents	$3,094	$3,103
Short-term investments	—	297
Receivables, net	1,317	1,324
Contract assets	5,642	5,247
Inventories	725	594
Prepaid expenses and other current assets	537	761
Total current assets	11,315	11,326

Property, plant and equipment, net	2,554	2,439
Goodwill	14,865	14,871
Other assets, net	2,004	2,224
Total assets	$30,738	$30,860

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commercial paper	$300	$300
Contract liabilities	2,886	2,927
Accounts payable	1,380	1,519
Accrued employee compensation	1,245	1,342
Other current liabilities	1,206	1,260
Total current liabilities	7,017	7,348

Accrued retiree benefits and other long-term liabilities	7,850	8,287
Long-term debt	4,752	4,750

Redeemable noncontrolling interest	512	512

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss(1)	(8,863)	(7,935)
Retained earnings(1)	19,467	17,895
Total Raytheon Company stockholders’ equity	10,607	9,963
Noncontrolling interests in subsidiaries	—	—
Total equity	10,607	9,963
Total liabilities, redeemable noncontrolling interest and equity	$30,738	$30,860

(1)
In the first quarter 2018 we adopted ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. As a result, we reclassified $1,451 million from accumulated other comprehensive loss to retained earnings related to the reclassification of stranded income tax effects of the Tax Cuts and Jobs Act of 2017.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Second Quarter 2018
(In millions)
	Six Months Ended
	1-Jul-18	2-Jul-17

Cash flows from operating activities
Net income	$1,414	$1,047
(Income) loss from discontinued operations, net of tax	—	(3)
Income from continuing operations	1,414	1,044
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	274	263
Stock-based compensation	101	92
Loss on repayment of long-term debt	—	39
Deferred income taxes	8	(105)
Changes in assets and liabilities
Receivables, net	7	(393)
Contract assets and contract liabilities	(442)	(622)
Inventories	(133)	27
Prepaid expenses and other current assets	62	112
Income taxes receivable/payable	168	99
Accounts payable	(73)	(238)
Accrued employee compensation	(98)	(54)
Other current liabilities	(70)	(25)
Accrued retiree benefits	239	564
Other, net	(18)	(62)
Net cash provided by (used in) operating activities from continuing operations	1,439	741
Net cash provided by (used in) operating activities from discontinued operations	1	—
Net cash provided by (used in) operating activities	1,440	741
Cash flows from investing activities
Additions to property, plant and equipment	(366)	(181)
Proceeds from sales of property, plant and equipment	—	31
Additions to capitalized internal use software	(28)	(33)
Purchases of short-term investments	—	(399)
Maturities of short-term investments	309	100
Payments for purchases of acquired companies, net of cash received	—	(39)
Proceeds from sale of business, net of transaction costs	11	—
Other	(3)	(1)
Net cash provided by (used in) investing activities	(77)	(522)
Cash flows from financing activities
Dividends paid	(480)	(447)
Net borrowings (payments) on commercial paper	—	300
Repayments of long-term debt	—	(591)
Loss on repayment of long-term debt	—	(38)
Repurchases of common stock under share repurchase programs	(800)	(500)
Repurchases of common stock to satisfy tax withholding obligations	(91)	(79)
Contribution from noncontrolling interests in Forcepoint	—	8
Other	(5)	—
Net cash provided by (used in) financing activities	(1,376)	(1,347)
Net increase (decrease) in cash, cash equivalents and restricted cash	(13)	(1,128)
Cash, cash equivalents and restricted cash at beginning of the year	3,115	3,303
Cash, cash equivalents and restricted cash at end of period	$3,102	$2,175

Attachment F
Raytheon Company
	Supplemental EPS Information
Second Quarter 2018
	(In millions, except per share amounts)

		Three Months Ended		Six Months Ended
		1-Jul-18	2-Jul-17	1-Jul-18	2-Jul-17

Per share impact of tax benefit from third quarter 2018 discretionary pension contribution (A)		$0.33	$—	$0.33	$—

(A)	Tax benefit from third quarter 2018 discretionary pension contribution	$95	$—	$95	$—
	Diluted shares	287.6	—	288.2	—
	Per share impact	$0.33	$—	$0.33	$—